Exhibit 99.1

Symyx Technologies Reports First Quarter 2007

Financial Results

Santa Clara, CA, April 25, 2007 — Symyx Technologies, Inc. (Nasdaq: SMMX) today announced financial results for the first quarter ended March 31, 2007. Symyx reported:

➢              Revenue of $25.0 million

➢              Loss per share of $0.03

Steve Goldby, chairman and chief executive officer of Symyx Technologies, said, “While we are pleased to have met our first quarter revenue projections, we are now focused on positioning our organization to capitalize on our market opportunities. The first steps in this process are well-underway with the recent establishment of president-level heads for our three business areas, and selection of Isy Goldwasser as our next chief executive officer. We believe that these collective changes will position us to address our strategic and operational opportunities while delivering improving financial results.”

Isy Goldwasser, president of Symyx Technologies, commented, “We are seeing some adjustments in certain of our key markets that will make 2007 a transitional year for the Company. As a result, we are revising our 2007 guidance downward.  For example, although interest in our products and services remains high, consolidation in the pharmaceutical industry and the traditionally long lead time often associated with our transactions are creating short-to-medium term pressure on our performance.  We are addressing these and other challenges on an organizational level, where new leadership has been charged with renewing our focus on commercializing our intellectual property and improving our sales efforts.”

Symyx First Quarter 2007 Financial Results

First quarter 2007 revenue of $25.0 million includes $13.6 million in service revenue primarily from research collaborations and software consulting, $4.6 million in product revenue from Symyx Tools sales and $6.8 million of license fees and royalty revenue including license fees for Symyx Software and royalties from Symyx discoveries.  By business area, Collaborations generated $12.4 million (50% of total revenue), Symyx Tools $5.8 million (23%), Symyx Software $5.0 million (20%) and Materials and IP Licensing $1.8 million (7%).

The loss per share for the first quarter of 2007 was $0.03, after deducting $0.02 per share for the amortization of acquisition-related intangible assets and $0.05 per share for stock-based compensation expense.

The effective income tax benefit rate was approximately 66% for the first quarter, reflecting R&D credits and other items including tax-exempt interest income which are recognized in the first quarter because the loss in this period exceeds the anticipated loss for the full year.

Symyx’s balance of cash, cash-equivalents and marketable securities at quarter end was $151.0 million.

Symyx Full Year and Second Quarter 2007 Financial Outlook

For 2007, Symyx is revising its revenue forecast to $110-$120 million. In support of this forecast, Symyx has approximately $93 million in committed revenue that it has recognized or expects to recognize during the year.

Symyx forecasts 2007 diluted earnings (loss) per share of $(0.04)-$0.06. This outlook assumes an effective income tax rate of approximately 40% in each of the remaining quarters of the year and is after deducting approximately $0.08 per share for the amortization of acquisition-related intangible assets and $0.14 per share for stock-based compensation expense.

For the second quarter 2007, Symyx forecasts revenue of $24-$26 million, including approximately $21 million of currently committed revenue that it expects to recognize during the quarter. Symyx forecasts a second quarter loss per share of $0.04-$0.06 after deducting approximately $0.02 per share from the amortization of acquisition-related intangible assets and $0.03 per share for stock-based compensation expense.

New Conference Call Number

Steven Goldby, chairman and chief executive officer, Isy Goldwasser, president, and Jeryl Hilleman, executive vice president and chief financial officer, will host a webcast today at 5:00 pm ET, 2:00 pm PT, to discuss Symyx’s recent business and financial results and outlook.  A question and answer session will follow immediately. A live audio webcast of the event and slide show presentation will accompany management’s discussion and will be available through the investors section of the Symyx website at www.symyx.com. For audio only, the dial-in numbers are 800-289-0485 (domestic and Canada) and 913-981-5518 (international).  Interested parties may access a replay which will be available for approximately two weeks on Symyx’s website or by dialing 888-203-1112 (domestic and Canada) and 719-457-0820 (international), reservation 7649131.  The webcast and audio are open to all interested parties.

About Symyx

Symyx Technologies, Inc. is a global provider of R&D execution and innovation for the chemicals, energy, life sciences, consumer products and other industries.  Symyx develops and applies high-throughput research technologies and research software for customers.  We provide collaborative research services, electronic lab notebook and scientific decision-support software and instruments to integrate and automate laboratory experimentation.  We work with customers to speed and improve research, discovery and development of new products and processes. Symyx has approximately 325 issued patents and 250 patent applications worldwide, protecting our methods, discoveries, instruments and software. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These include, without limitation, statements regarding Symyx’s financial forecasts for the second quarter and full fiscal year 2007 and our belief that our organizational changes will position us to address our strategic and operational opportunities while delivering improving financial results.  These forward-looking statements involve risks, uncertainties and assumptions, including: (1) inaccurate assessment of future demand for Symyx’s offerings; (2) failure to execute under contracts in order to recognize committed revenue in a timely manner; (3) uncertainties relating to the pace, quality or number of discoveries of new materials; (4) our dependence on licensees to commercialize products successfully; (5) incorrect expectations regarding Symyx’s receipt of royalties; (6) uncertainties of patent protection, licensing activities and litigation; (7) future growth strategy, including impact of acquisitions, mergers or other changes in business strategy; (8) downturns in the chemical, energy, life science or consumer products industries; (9) general economic conditions; (10) exposure to risks associated with export sales and operations; (11) natural disasters, power failures and other disasters; (12) risks inherent in organization and leadership changes, and (13) and other risks we describe from time to time in Symyx’s filings with the Securities and

Exchange Commission, (including but not limited to Symyx’s 10-K for the year ended December 31, 2006). If any of these risks or uncertainties materializes or any of the assumptions proves incorrect, Symyx’s results could differ materially from Symyx’s expectations in these statements.  Symyx assumes no obligation, and does not intend, to update these forward-looking statements.

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For More Information:

Jeryl L. Hilleman
Executive Vice President and Chief Financial Officer
Symyx Technologies, Inc.
(408) 773-4000
ir@symyx.com
or
Teresa J. Thuruthiyil
Vice President, Investor and Public Relations
Symyx Technologies, Inc.
(408) 773-4075
ir@symyx.com

(Tables follow)

SYMYX TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2007	2006

Revenue:
Service revenue	$13,573	$13,777
Product sales	4,618	5,163
License fees and royalties	6,776	8,126
Total revenue	24,967	27,066

Operating expenses:
Cost of products sold	1,666	2,082
Research and development	16,958	14,787
Sales, general and administrative	9,752	7,768
Amortization of intangible assets arising from business combinations	960	1,037
Total operating expenses	29,336	25,674

Income (loss) from operations	(4,369)	1,392
Interest and other income, net	1,708	1,707

Income (loss) before income tax provision and equity in loss	(2,661)	3,099

Income tax benefit (expense)	1,903	(1,435)
Equity in loss from investment in Visyx Technologies Inc.	(214)	—

Net income (loss)	$(972)	$1,664

Basic net income (loss) per share	$(0.03)	$0.05

Shares used in computing basic net income (loss) per share	33,069	33,345

Diluted net income (loss) per share	$(0.03)	$0.05

Shares used in computing diluted net income (loss) per share	33,069	34,942

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	March 31, 2007	December 31, 2006
	(unaudited)	(Note 1)

Cash, cash equivalents and available-for-sale securities	$150,980	$149,995

Working capital	146,438	146,180

Property, plant and equipment, net	31,028	31,222

Long-term investment	13,500	13,714

Goodwill and other intangible assets, net	30,651	31,657

Total assets	250,325	260,006

Current liabilities	22,949	30,839

Noncurrent foreign deferred tax liabilities	797	791

Stockholders’ equity	226,579	228,376

Note 1: The selected consolidated balance sheet information at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.